Exhibit 99

Form 3 Joint Filer Information

Name:	Refco Group Holdings, Inc.

Address:	c/o Refco Inc.
One World Financial Center
200 Liberty Street, Tower A
New York, NY 10281

On Behalf of Refco Group Holdings, Inc.

	Signature:	/s/ Phillip R. Bennett

Name:	The Phillip R. Bennett Three Year Annutiy Trust

Address:	c/o Refco Inc.
One World Financial Center
200 Liberty Street, Tower A
New York, NY 10281

On Behalf of The Phillip R. Bennett Three Year Annuity Trust

	Signature:	/s/ Phillip R. Bennett